SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Term Loan. On June 26, 2008, XM Satellite Radio Inc. and XM Satellite Radio Holdings Inc. entered into a Credit Agreement relating to a $100 million term loan (the “Credit Agreement”) with UBS AG, Stamford Branch, as Administrative Agent and the lenders party thereto. XM used a portion of the loan proceeds to repay the previously disclosed draw under its $150 million GM credit facility. Following this repayment, XM has full access to the GM credit facility. On June 26, 2008, the lenders who are party to XM’s $250 million revolving secured facility (the “Original Facility”) entered into a Fourth Amendment to the Original Facility to approve the Credit Agreement (which replaces XM’s right under the Original Facility to elect to increase the size of the Original Facility by $100 million).

The Credit Agreement includes market rate syndication and commitment fees, interest and expenses, and, similar to the Original Facility, has a scheduled maturity date of May 5, 2009, will survive if our pending merger with Sirius Satellite Radio is consummated, and is secured by substantially all of XM’s assets other than specified property (on a pari passu basis with the Original Facility). The Credit Agreement also contains covenants, representations and events of default that are substantially similar to those under the Original Facility. In addition, the Credit Agreement, like the Original Facility, contains a financial covenant that requires XM to maintain a level of cash and cash equivalents from time to time of either $50 million or $75 million. If XM does not comply with the various covenants under the Credit Agreement, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Credit Agreement and foreclose on the collateral.

Amendment to Employment Agreement—Chairman. Effective June 26, 2008, we entered into an amendment to the employment agreement of Gary Parsons, our Chairman, to extend the term of the agreement to November 18, 2009. This amendment did not modify any salary, bonus or equity compensation terms. Mr. Parsons’ employment agreement would have expired on June 30, 2008.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information under Item 1.01 is incorporated herein by reference.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This Report contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results — are forward-looking statements. Similarly, statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements including those related to our pending merger and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1A. Risk Factors” of our Form 10-K for the year ended December 31, 2007 filed with the SEC on February 28, 2008. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this filing. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: June 26, 2008	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary